SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) FEBRUARY 22, 2001
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                              QUINTUS CORPORATION
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               (Exact name of Registrant as Specified in Charter)


          Delaware                    000-27985                   77-0021612
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(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)


4120 DUBLIN BOULEVARD, DUBLIN, CALIFORNIA                              94568
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code        (925) 479-2800
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 3.

     (a) On February 22, 2001, Quintus Corporation ("Quintus") and certain of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United Stated Bankruptcy Court for the District of Delaware, In re: Quintus Corporation, et. al., Case No. 01-0501-MFW.

Item 5. Other Events.

     On February 22, 2001, Quintus entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Avaya Inc. ("Avaya") pursuant to which Avaya will, upon the closing of such transaction, purchase certain of Quintus' assets and liabilities through a sale of assets and liabilities consummated under Section 363 of the Bankruptcy Code. A copy of the Asset Purchase Agreement is attached hereto as an exhibit.

     In connection with its Chapter 11 filing, Quintus obtained a commitment from Avaya for up to $10 million in debtor-in-possession financing. On February 22, 2001, Quintus issued a press release announcing the bankruptcy filing, the debtor-in-possession financing and the signing of the Asset Purchase Agreement. A copy of the press release is filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits.

       (c) Exhibits

            99.1    Asset Purchase Agreement dated as of February 22, 2001

            99.2    Press Release


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


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            QUINTUS CORPORATION


                                            By:   /s/Paul Bartlett
                                                  ------------------------------
                                                  Name:    Paul Bartlett
                                                  Title: Chief Executive Officer

March 7, 2001


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                               Index to Exhibits

Exhibit
Number
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99.1        Asset Purchase Agreement dated as of February 22, 2001

99.2        Press release
























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